Exhibit (n)(2)(g)

SCHEDULE A

(to PF1 Multi-Class Plan)

Fund Name	Share Class(es)

Pacific FundsSM Portfolio Optimization Conservative

Pacific FundsSM Portfolio Optimization Moderate-Conservative

Pacific FundsSM Portfolio Optimization Moderate

Pacific FundsSM Portfolio Optimization Growth
(formerly known as PL Portfolio Optimization Moderate-Aggressive Fund)

A, B, C, R, Advisor A, B, C, R, Advisor A, B, C, R, Advisor A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Aggressive-Growth Fund (formerly known as PL Portfolio Optimization Aggressive Fund)	A, B, C, R, Advisor

Pacific FundsSM Core Income (formerly known as PL Income Fund)	A, C, I, Advisor
Pacific FundsSM Floating Rate Income	A, C, I, Advisor, P
Pacific FundsSM High Income	A, C, I, Advisor, P
Pacific FundsSM Short Duration Income	A, C, I, Advisor
Pacific FundsSM Strategic Income	A, C, I, Advisor
Pacific FundsSM Limited Duration High Income	A, C, I, Advisor

Pacific FundsSM Diversified Alternatives	A, C, Advisor

PF Floating Rate Loan Fund

PF Small-Cap Value Fund

PF Main Street® Core Fund

PF Emerging Markets Fund

PF Small-Cap Growth Fund

PF International Value Fund

PF Large-Cap Value Fund

PF Short Duration Bond Fund

PF Growth Fund

PF Mid-Cap Equity Fund

PF Large-Cap Growth Fund

PF International Large-Cap Fund

PF Managed Bond Fund

PF Inflation Managed Fund

PF Comstock Fund

PF Mid-Cap Growth Fund

P P P P P P P P P P P P P P P P

[1]	Formerly known as Pacific Life Funds. Name change effective 12/31/2014.

PF Real Estate Fund PF Emerging Markets Debt Fund PF Currency Strategies Fund PF Global Absolute Return Fund PF Precious Metals Fund PF International Small-Cap	P P P P P P

Effective: December 31, 2014